AMERICAN CENTURY INVESTMENT TRUST
AMERICAN CENTURY MUNICIPAL TRUST
AMERICAN CENTURY GOVERNMENT INCOME TRUST
AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
(collectively, the “Funds”)
I, Ashley L. Bergus, Secretary of the Funds, do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors or Trustees, as appropriate, of the Funds effective September 17, 2026, and that such resolution has not been rescinded or modified and is not inconsistent with the Certificate of Incorporation, Declaration of Trust or Bylaws of the Funds
WHEREAS:
•Pursuant to a duly-executed Power of Attorney, the Directors/Trustees and officers of American Century Investment Trust, American Century Municipal Trust, American Century Government Income Trust, American Century International Bond Funds, American Century California Tax-Free and Municipal Funds, and American Century Quantitative Equity Funds, Inc. (collectively, the “Funds”) have appointed Ashley L. Bergus, Ravtej Grewal, Jordan Ifland, Evan C. Johnson, and Kathleen Gunja Nelson, each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other related documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith and
•Such attorneys-in-fact may, from time to time, sign documents, including registration statements, amendments or supplements thereto and instruments in connection therewith, on behalf of directors and officers who have appointed them.
RESOLVED, that the Directors/Trustees hereby authorize such attorneys-in-fact to sign the documents of the Funds, including registration statements, amendments or supplements thereto and instruments in connection therewith, pursuant to the Power of Attorney so executed by the Directors/Trustees and certain officers of the Funds.

IN WITNESS WHEREOF, I have hereunto set my hand effective as of the 17th day of September 2026.

                        /s/ Ashley L. Bergus
                        Ashley L. Bergus
                        Secretary